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                                                       Draft--February 21, 1997

                                                                  EXHIBIT 4.5.3




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                                   MAPCO INC.

                                      and

                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee



                         ----------------------------


                          SUPPLEMENTAL INDENTURE NO. 2

                            Dated ___________, 1997


                         ----------------------------




                                   Series of
                            __% Debentures due 2027
                                  $100,000,000











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                                   MAPCO INC.

                          SUPPLEMENTAL INDENTURE NO. 2

                                  $100,000,000
                            __% Debentures due 2027


                  SUPPLEMENTAL INDENTURE NO. 2, dated as of _______, 1997, between MAPCO INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee").


                                    Recitals


                  The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of _______, 1997 (the "Indenture"), providing for the issuance from time to time of a series of the Company's Securities.

                  Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture.

                  For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:









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                                   ARTICLE 1

                       Relation to Indenture; Definitions

                  Section 1.1. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

                  Section 1.2. For all purposes of this Supplemental Indenture No. 2:

                  (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

                  (2) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

                  (3) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.


                                   ARTICLE 2

                            The Series of Debentures

                  Section 2.1. Title of the Securities. There shall be a series of Securities designated as the "__% Debentures due 2027" (the "Debentures").

                  Section 2.2. Limitation on Aggregate Principal Amount; Date of Debentures. The aggregate principal amount of the Debentures shall not exceed $100,000,000. Each Debenture shall be dated the date of its authentication.

                  Section 2.3. Principal Payment Date. The principal of the Debentures shall be payable in a single installment on March 15, 2027.






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                  Section 2.4. Interest and Interest Rates. Interest on the
Debentures shall be payable semi-annually on March 15 and September 15 of each year beginning on September 15, 1997 (each, an "Interest Payment Date"); provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the succeeding Business Day. The interest so payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the March 1 or September 1, respectively (whether or not a Business Day), preceding such Interest Payment Date (each, a "Regular Record Date").

                  The interest payable on each Interest Payment Date shall be the amount of interest accrued for the period from and including ________, 1997 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  The interest rate borne by the Debentures will be __% per annum until paid in full.

                  Section 2.5. Place of Payment. The Place of Payment where the Debentures may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Debentures are payable, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Debentures and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

                  Section 2.6.  Redemption.  The Debentures shall
not be subject to redemption at the option of the Company at





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any time prior to their Stated Maturity, and the Company shall have no obligation to redeem or purchase the Debentures pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Debentures.

                  Section 2.7. Denomination. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof.

                  Section 2.8. Currency. Principal and interest on the Debentures shall be payable in Dollars.

                  Section 2.9. Registered Securities. The Debentures shall be issued as Registered Securities, without coupons.

                  Section 2.10. Debentures to be Issued in Global Form; Exchange for Certificated Debentures. The Debentures will be initially represented by one or more Debentures in global form (the "Global Debentures"). The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Debentures. The Global Debentures will be deposited with the Trustee, as custodian for the Depositary. Unless and until they are exchanged in whole or in part for Debentures in certificated form, the Global Debentures may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for the Debentures or a nominee of such successor Depositary. The Depositary may surrender a Global Debenture in exchange in whole or in part for Debentures in certificated form on such terms as are acceptable to the Company and the Depositary.

                  The Company may at any time in its sole discretion determine that all or any portion of the Debentures shall no longer be represented by a Debenture or Debentures in global form. In such event the Company shall execute, and the






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Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debentures of like tenor, shall authenticate and deliver Debentures of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the applicable principal amount of the Global Debenture or Global Debentures, in exchange for such Global Debenture or Global Debentures (or the applicable portion thereof).

                  Section 2.11. Form of Debentures. The Debentures shall be substantially in the form attached as Exhibit A hereto.

                  Section 2.12. Defeasance and Covenant Defeasance. The provisions of Sections 4.4 and 4.5 of the Indenture shall apply to the Debentures.

                  Section 2.13. Registrar and Paying Agent. The Trustee shall initially serve as Registrar and Paying Agent.


                                   ARTICLE 3

                            Miscellaneous Provisions

                  Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

                  Section 3.2. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.






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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

                                            MAPCO INC.



                                            By
                                              -----------------------------
                                              Name:
                                              Title:

[Corporate Seal]

ATTEST:



By
  -------------------------
  Name:
  Title:

                                            THE FIRST NATIONAL BANK OF
                                              CHICAGO, Trustee



                                            By
                                              -----------------------------
                                              Name:
                                              Title:

[Seal]

ATTEST:



By
  -------------------------
  Name:
  Title:






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                                                                      EXHIBIT A





                          [FORM OF FACE OF DEBENTURE]

                  THIS DEBENTURE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                                   MAPCO INC.

                            __% Debentures due 2027


                                                              CUSIP No. _______

No. _________                                                       $__________


                  MAPCO Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _____________ Dollars (U.S. $________) on March 15, 2027, and to pay on March 15 and September 15 of each year beginning on September 15, 1997 (each, an "Interest Payment Date"; provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the succeeding Business Day) the amount of interest accrued thereon for the period from and including __________, 1997 or from and including the most recent Interest Payment Date to which interest has been paid







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or duly provided for, as the case may be, to, but excluding, such Interest
Payment Date, at the rate of __% per annum. The rate of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest shall be the rate of interest in effect on this Debenture from time to time. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1, respectively (whether or not a Business Day), preceding such Interest Payment Date. Interest payable on this Debenture which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date preceding such Interest Payment Date, and such defaulted interest shall instead be payable to the Person in whose name this Debenture is registered on the special record date or other specified date determined in accordance with the Indenture referred to on the reverse hereof.

                  Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest on the Debentures may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Debentures or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in the register of Holders of the Debentures.






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                  Reference is hereby made to the further provisions of this
Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, MAPCO Inc. has caused this instrument to be duly executed under its corporate seal.


Dated:

[Corporate Seal]                                     MAPCO INC.



                                                     By:
                                                       ------------------------
                                                        Title:


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities of a series described in the within-mentioned Indenture.


                                                     THE FIRST NATIONAL BANK OF
                                                       CHICAGO, as Trustee



                                                     By:
                                                       ------------------------
                                                        Authorized Signatory






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                         [FORM OF REVERSE OF DEBENTURE]


                  This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, 1997 (herein called the "Indenture"), between the Company and The First National Bank of Chicago (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof (collectively, the "Debentures"), limited to $100,000,000 in aggregate principal amount, and is issued pursuant to Supplemental Indenture No. 2, dated _________, 1997, between the Company and the Trustee, relating to the Debentures.

                  The Debentures shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Debentures pursuant to any sinking fund or upon the happening of any specified event or at the option of any Holder of the Debentures.

                  The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Debenture upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Debenture.

                  If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.







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                  The Indenture permits, with certain exceptions as therein
provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series adversely affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive past Defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Debenture is registrable on the Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of like tenor, of authorized denominations and





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for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Debentures are issuable only in registered form in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for Debentures having a like aggregate principal amount, of like tenor and having a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment of principal of and (subject to Section 3.7 of the Indenture) interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Capitalized terms used in this Debenture without definition shall have the meanings specified in the Indenture.






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